                                                                     EXHIBIT 5.1


                     [MORRISON & HECKER, L.L.P. LETTERHEAD]



                                  June 8, 1998


Kinder Morgan Energy Partners, L.P.
1301 McKinney Street, Suite 3450
Houston, Texas 77010

     Re: Common Units

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3, as amended, (Registration No. 333-50431) (the "Registration Statement") filed with the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 7,475,000 Common Units ("Common Units") representing limited partner interests in the Partnership including: (i) 5,570,578 Common Units to be issued by the Partnership and 975,000 Common Units to be issued by the Partnership if the underwriters exercise their overallotment option (these 6,545,578 Common Units are collectively referred to as the "Additional Common Units") and (ii) 929,422 Common Units to be sold by the selling unitholders set forth in the prospectus included as part of the Registration Statement (the "Prospectus"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Prospectus.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of Delaware. We express no opinion as to any matter arising under the laws of any other jurisdiction.

     In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement, including the Prospectus; (2) the Partnership's Second Amended and Restated Agreement of Limited Partnership dated January 14, 1998 (the "Partnership Agreement"); and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

     Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that

Kinder Morgan Energy Partners, L.P.
June 8, 1998
Page 2


     1. the Additional Common Units to be issued and delivered as contemplated by the Registration Statement and the Prospectus have been duly authorized for issuance and when issued and delivered in accordance with the terms of the form of Underwriting Agreement filed as an exhibit to the Registration Statement, will be validly issued and, on the assumption that the limited partners of the Partnership take no part in the control of the Partnership's business and otherwise act in conformity with the provisions of the Partnership Agreement (Articles VI and VII) regarding control and management of the Partnership, such Common Units will be fully paid and nonassessable; and

     2. the Common Units to be sold by the selling unitholders as contemplated by the Registration Statement and the Prospectus are duly authorized and validly issued and, on the assumption that the limited partners of the Partnership take no part in the control of the Partnership's business and otherwise act in conformity with the provisions of the Partnership Agreement (Articles VI and VII) regarding control and management of the Partnership, such Common Units are fully paid and nonassessable.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                   Very truly yours,

                                   /s/ MORRISON & HECKER L.L.P.

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